Exhibit 23.2










            Consent of Independent Registered Public Accounting Firm



The Board of Directors
Technology Research Corporation:

We consent to the use of our report dated May 9, 2005, with respect to the consolidated balance sheets of Technology Research Corporation and subsidiary as of March 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 2005, incorporated herein by reference.


                                               KPMG LLP



Tampa, Florida
February 6, 2006

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